EXHIBIT 4.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of September, 2009 by and between Castle Brands Inc., a Delaware corporation (the “Maker”), and Betts & Scholl, LLC, a Florida limited liability company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Maker and the Holder are parties to that certain Asset Purchase Agreement, dated September 21, 2009 (the “Asset Purchase Agreement”), pursuant to which the Maker’s subsidiary, Castle Brands (USA) Corp., will concurrently herewith purchase from the Holder certain assets; and

WHEREAS, also concurrently herewith, the Maker will become indebted to the Holder in the amount of $1,084,816.98 (the “Indebtedness”), which Indebtedness is represented by that certain Secured Non-Negotiable Promissory Note, dated of even date herewith (the “Note”); and

WHEREAS, the Maker has agreed to grant to the Holder a security interest in certain assets of the Maker to secure the Indebtedness.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Holder hereby agree as follows:

1. Creation of Security Interest in Collateral. The Maker hereby grants a continuing security interest to the Holder in and to the Inventory (as defined in the Asset Purchase Agreement), which is referred to herein collectively as the “Collateral” from the date hereof through the Termination Date. The Collateral is pledged, assigned and transferred, and a first priority lien security interest therein is granted to the Holder as security for the payment and performance by the Maker as and when due and payable (by scheduled maturity, acceleration or otherwise) of all amounts owing by Maker pursuant the Note.

2. Financing Statements. The Maker will join with the Holder in the execution and filing of appropriate financing statements or other documents under the Uniform Commercial Code of the State of California (the “UCC”) and/or the laws of the Commonwealth of Australia, and at all times the Maker will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, itself and by any corporation or person obligated to the Maker so to do, all and every such further acts, deeds, and assurances as the Holder shall reasonably require for the better assuring, perfecting and confirming unto the Holder, the security interest in the Collateral.

3. Use of Collateral. In the absence of an Event of Default (as hereinafter defined), the Maker shall have all rights to retain possession of and use the Collateral and the proceeds thereof and to sell or otherwise dispose of the Inventory in the ordinary course of business.

4. Maintenance of Books and Records. During the term of this Agreement, the Maker shall maintain its books, accounts and records related to the Collateral in accordance with GAAP and permit the Holder, its officers and its designated professionals, at any time during normal business hours and upon reasonable notice to visit and inspect the Collateral, books, accounts and records and to discuss its accounts, books and records with the Holder, it being agreed that unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits in any twelve month period. Maker shall not remove its books and records from its current principal executive offices, 122 East 42nd Street, Suite 4700, New York, New York 10168, without prior notification to the Holder; provided, however, that the filing by the Maker of any publicly-available report with the United States Securities and Exchange Commission designating new principal executive offices of the Maker shall constitute notice for purposes of this Section 4.

5. Holder Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, with notice to the Maker, the Maker hereby irrevocably constitutes and appoints the Holder as the Maker’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Maker with respect to the Collateral, including the right to demand, collect, receive, settle, compromise, sue for, foreclose or realize the Collateral as and when the Holder may determine, and do in the name, place and stead of the Maker, all such acts, things and deeds for and on behalf of and in the name of the Maker which the Maker could or might do or which the Holder may deem necessary or desirable to more fully vest in the Holder the rights and remedies provided for herein and to accomplish the purposes of this Agreement, including the right to notify account debtors and obligors on any of the Collateral to make payments directly to Holder. The foregoing power of attorney is irrevocable and coupled with an interest.

6. Reasonable Care. The Holder shall be deemed to have exercised reasonable care in the custody and retention of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Holder accorded the Collateral immediately prior to the date hereof, including maintaining, at Maker’s cost and expense, insurance in reasonable form, substance and amounts.

7. Representations and Warranties, Covenants and Agreements.

(a) The Maker represents and warrants that:

(i) The Maker has not made or filed any other lien, encumbrance, security agreement or financing statement, other than those herein created, covering the Collateral or any part thereof in which the Maker purports to grant a security interest hereunder, and the Maker has not created, attached or perfected any security interest, other than the one herein created, in the Collateral or any part thereof.

(ii) The Maker is the sole legal, registered, record and beneficial owner of the Collateral in which the Maker purports to grant a security interest hereunder, having good title thereto free and clear of any and all liens and encumbrances, subject to the Holder’s proper conveyance of the Collateral to the Maker; and

(iii) The Maker has the full power, right and authority to enter into this Agreement, to grant the security interest granted herein to the Holder and to carry out the transactions contemplated by this Agreement.

(b) The Maker shall:

(i) promptly furnish the Holder with any information or documents which the Holder may reasonably request concerning the Collateral;

(ii) promptly notify the Holder of any material claim, action or proceeding affecting title, or any other matter relating to the Collateral, or any part thereof, or the security interest created herein, and at the Holder’s request, appear in and defend, at the Maker’s expense, any such claim, action or proceeding, provided that such claim, action or proceeding is not caused by or the fault of the Holder or in existence prior to date hereof;

(iii) promptly make such further assurances and take such further actions as may be reasonably necessary to establish proof of the Maker’s title to the Collateral and/or to protect the Holder’s interest in the Collateral, provided that such actions or assurances are not necessitated or caused by or the fault of the Holder or in existence prior to date hereof; and

(iv) not, without the Holder’s prior written consent, (A) create any other security interest in, assign, pledge or otherwise encumber the Collateral or any part thereof, or (B) permit any part of the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or encumbrance of any kind or character other than the security interests created by this Agreement and the rights of the Maker pursuant to Section 3 hereof.

8. Event of Default. The following shall constitute an “Event of Default” hereunder:

(a) If an “Event of Default” occurs under the terms of the Note and the Maker shall have failed to cure such Event of Default within any applicable cure period; or

(b) If the Maker shall fail to perform any material covenant or agreement set forth herein and the Maker shall not have cured such failure within ten days after receipt of written notice thereof from the Holder.

9. Remedies. If any Event of Default shall have occurred and be continuing:

(a) In addition to all other rights and remedies granted to it under this Agreement, the Note or other applicable law, if any Event of Default shall have occurred and be continuing, the Holder may exercise all rights and remedies of a secured party under the UCC.

(b) Any surplus of such cash or cash proceeds held by the Holder and remaining after payment in full of the Indebtedness shall be paid over to the Maker.

10. Termination. This Agreement shall terminate automatically upon the complete and final satisfaction in full of all Indebtedness under the Note (the “Termination Date”).

11. Expenses. The Maker will pay to the Holder the amount of any reasonable expenses, including the reasonable fees and expenses of its counsel, which the Holder may incur in connection with the exercise or enforcement of any of the rights of the Holder hereunder upon an Event of Default.

12. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Maker herefrom shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

13. No Waiver; Cumulative Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Holder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

14. Severability. If any provision of this Agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be made in accordance with the terms of Section 8.3 of the Asset Purchase Agreement.

16. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies, facsimiles or facsimiles of copies hereof each signed by less than all, but together signed by all of the parties hereto.

17. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to principles of conflict of laws, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Each of the Maker and the Holder hereby specifically authorize any action brought upon the enforcement of this Agreement by the other to be instituted and prosecuted in the State or Federal courts located in Miami-Dade County, Florida. Each of the Maker and the Holder hereby specifically consents and submits to the personal jurisdiction of the State and Federal courts located in Miami-Dade County, Florida in any action instituted by the other arising under or related to this Agreement.

EACH OF THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT OR THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MAKER

CASTLE BRANDS INC.

By: /s/ Alfred J. Small
Name: Alfred J. Small
Title: Senior Vice President and CFO

HOLDER

BETTS & SCHOLL, LLC

By: /s/ Dennis Scholl
Name: Dennis Scholl
Title: Member